UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 25, 2008
Date of Report (date of earliest event reported)
NATIONAL DENTEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 000-23092

MASSACHUSETTS (State or Other Jurisdiction of Incorporation or Organization)	04-2762050 (I.R.S. Employer Identification No.)

2 Vision Drive Natick, MA (Address of Principal Executive Offices)	01760 (Zip Code)
(508) 907-7800
(Registrant’s Telephone No., including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Rule changes promulgated by the NASDAQ Stock Market require that the shares of listed companies be eligible for a direct registration system (“DRS”). DRS refers to a system by which shares may be held in electronic, or book entry, form without the issuance of a physical stock certificate. By unanimous written consent effective March 25, 2008, the Board of Directors of National Dentex Corporation (the “Corporation”) amended Article Fifth of the Bylaws to allow for the issuance of uncertificated shares. Previously, the Corporation’s Bylaws did not provide for the issuance of uncertificated shares.
The Corporation’s amended and restated Bylaws are filed herewith as Exhibit 3.1, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being filed herewith:
3.1	Amended and Restated Bylaws of National Dentex Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DENTEX CORPORATION (Registrant)
March 27, 2008	By:	/s/ Richard F. Becker, Jr.
Richard F. Becker, Jr.
Executive Vice President and Treasurer

Exhibit Index
3.1	Amended and Restated Bylaws of National Dentex Corporation.

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